UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 1, 2016

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	2
SIGNATURES	3

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    On September 1, 2016, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Teri List-Stoll. Pursuant to the Separation Agreement, the Company has agreed to pay Ms. List-Stoll: (i) a severance payment of $767,000, payable in installments over 12 months; (ii) a pro-rated cash performance incentive award pursuant to the Company’s fiscal 2016 short-term incentive award program, capped at the target payout level, provided that the Company achieves at least target level performance of the pre-defined performance metrics and (iii) compensation for unused vacation of $26,400. Ms. List-Stoll also received forgiveness of the obligation to repay the discretionary bonus she received in April 2016.

The Company’s obligation to make the severance payments will end if Ms. List-Stoll starts in a position with expected gross cash compensation of at least $750,000 during the first twelve months. Furthermore, the Company’s obligations are subject to Ms. List-Stoll’s compliance with the terms of the Separation Agreement, which includes an eighteen-month non-competition and non-solicitation period and confidentiality requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: September 6, 2016	By:	/s/ JOHN E. HAYES III
	Name:	John E. Hayes III
	Title:	Senior Vice President – General Counsel & Secretary